   As filed with the Securities and Exchange Commission on September 25, 2001

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              MOLDFLOW CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                        04-3406763
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


            MOLDFLOW CORPORATION 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                                MARC J. L. DULUDE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                           --------------------------

                                  WITH COPY TO:
                              STUART M. CABLE, P.C.
                              ANDREW F. VILES, ESQ.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                             Proposed Maximum
  Title of Securities Being          Amount to be             Offering Price            Proposed Maximum            Amount of
          Registered              Registered (1) (2)          Per Share (3)         Aggregate Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        163,254 shares                $9.075                   $1,481,530               $371
          per share
=================================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Moldflow Corporation (the "Registrant") which may be offered or sold pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan"). The Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Moldflow Corporation (the "Common Stock") as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) The Registrant previously filed a registration statement on Form S-8 on September 20, 2000 under file number 333-46162 (the "Prior Registration Statement") identifying shares to be registered in connection with the Plan. Section 3(a) of the Plan provides that the maximum number of shares of Common Stock reserved for issuance under the Plan shall be increased, as of each June 30 and December 31 following the closing of the Registrant's initial public offering, by an additional positive number equal to twenty percent of the shares of Common Stock issued by the Registrant during the six-month period then ended (excluding shares issued in the Registrant's initial public offering). During the six-month periods ended June 30, 2000, December 31, 2000, and June 30, 2001, the Registrant issued an aggregate of 816,270 shares of Common Stock (excluding shares issued in the Registrant's initial public offering). As a result, the maximum number of shares of Common Stock reserved for issuance under the Plan has been increased by 20% of 816,270, or 163,254 shares. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Registrant hereby registers this additional number of shares.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act" ), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on the Nasdaq National Market System as of a date within five business days prior to filing this Registration Statement.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 1.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E to Form S-8, Moldflow Corporation (the "Registrant") hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 20, 2000 under file number 333-46162.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Moldflow Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayland, Massachusetts on September 25, 2001.


                                      MOLDFLOW CORPORATION



                                      By: /s/ MARC J. L. DULUDE
                                          -------------------------------------
                                          Marc J. L. Dulude
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Marc J. L. Dulude and Suzanne E. Rogers such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                         TITLE                                DATE
                ---------                                         -----                                ----
/s/ MARC J. L. DULUDE                         President and Chief Executive Officer          September 25, 2001
---------------------------------------       (Principal Executive Officer)
Marc J. L. Dulude

                                              Vice President and Chief Financial Officer     September 25, 2001
/s/ SUZANNE E. ROGERS                         (Principal Financial Officer and Principal
---------------------------------------       Accounting Officer)
Suzanne E. Rogers


/s/ A. ROLAND THOMAS                          Director                                       September 25, 2001
---------------------------------------
A. Roland Thomas


/s/ CHARLES D. YIE                            Director                                       September 25, 2001
---------------------------------------
Charles D. Yie


/s/ JULIAN H. BEALE                           Director                                       September 25, 2001
---------------------------------------
Julian H. Beale


/s/ RICHARD A. CHARPIE                        Director                                       September 25, 2001
---------------------------------------
Richard A. Charpie


/s/ ROGER E. BROOKS                           Director                                       September 25, 2001
---------------------------------------
Roger E. Brooks


/s/ ROBERT P. SCHECHTER                       Director                                       September 25, 2001
---------------------------------------
Robert P. Schechter


                                 EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1             Consent of Counsel (included in Exhibit 5.1 hereto).
23.2             Consent of PricewaterhouseCoopers LLP.
24.1 Powers of Attorney (included in the signature page of this Registration Statement).